UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 13, 2010

First Midwest Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	No. 0-10967	No. 36-3161078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Pierce Place, Suite 1500 Itasca, Illinois	60143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 875-7450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 13, 2010, First Midwest Bancorp, Inc. (the “Company”) entered into an underwriting agreement (the “Agreement”) with Goldman, Sachs & Co. and Keefe, Bruyette & Woods, Inc. as representatives for the several underwriters, for the public offering of up to 18,818,183 shares of its common stock ($0.01 par value). A copy of the Agreement is filed as Exhibit 1.1 to this Form 8-K. In connection with the Agreement, the Company, its directors and certain of its officers entered into “lock up” agreements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed as part of this Report on Form 8-K:

1.1	Underwriting Agreement, dated January 13, 2010, between the Company, on the one hand, and Goldman, Sachs & Co. and Keefe, Bruyette & Woods, Inc., as representatives for the several underwriters, on the other.

5.1	Opinion of Sullivan & Cromwell LLP.

5.2	Opinion of Internal Counsel.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2	Consent of Internal Counsel (included in Exhibit 5.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MIDWEST BANCORP, INC. (Registrant)

Date: January 20, 2010	By:	/S/ CYNTHIA A. LANCE
	Name:	Cynthia A. Lance
	Title:	Executive Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 13, 2010.

5.1	Opinion of Sullivan & Cromwell LLP.

5.2	Opinion of Internal Counsel.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2	Consent of Internal Counsel (included in Exhibit 5.2).